(h)(5)(ii)

February 28, 2011

Attention: President

BNY Mellon Investment Servicing (US) Inc.

301 Bellevue Parkway

Wilmington, Delaware 19809

Dear Sir or Madam:

Pursuant to the Transfer Agency Services Agreement dated February 25, 2009, between ING Variable Portfolios, Inc. and BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc. (the “Agreement”), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING Australia Index Portfolio (the “Portfolio”), a newly established series of ING Variable Portfolios, Inc., effective on or about February 28, 2011, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolio to the Amended Exhibit A of the Agreement. This Amended Exhibit A supersedes the previous Amended Exhibit A dated August 3, 2009.

The Amended Exhibit A has also been updated to reflect: 1) the name changes of ING Dow Jones Euro STOXX 50® Index Portfolio to ING Euro STOXX 50® Index Portfolio, ING Growth and Income Fund to ING Core Equity Research Fund, ING Japan Equity Index Portfolio to ING Japan TOPIX Index® Portfolio, ING Nasdaq 100 Index Portfolio to ING NASDAQ 100 Index® Portfolio, and ING Strategic Allocation Conservative Fund to ING Capital Allocation Fund; and 2) the removal of ING Balanced Fund, ING Global Equity Option Portfolio, ING Morningstar® U.S. GrowthSM Index Portfolio, ING Opportunistic LargeCap Growth Portfolio, ING Opportunistic LargeCap Portfolio, ING Russell™ Global Large Cap Index 75% Portfolio, ING Strategic Allocation Growth Fund, ING Strategic Allocation Moderate Fund, ING U.S. Government Money Market Fund, and ING U.S. Government Money Market Portfolio because these series recently merged into other funds, liquidated or dissolved.

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7337 E. Doubletree Ranch Rd., Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Series Fund, Inc. ING Variable Portfolios, Inc.

Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Portfolio by signing below.

Very sincerely,

/s/ Todd Modic
Todd Modic
Senior Vice President
ING Series Fund, Inc.
ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Susan M. Fraser

Name:	Susan M. Fraser

Title:	SVP/Managing Director, Duly Authorized

AMENDED EXHIBIT A

(Dated: February 28, 2011)

THIS AMENDED EXHIBIT A is Amended Exhibit A to that certain Transfer Agency Services Agreement dated as of February 25, 2009, between BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc. and the Fund (the “Agreement”). For all purposes under the Agreement, the terms Fund and Portfolio shall refer to the following, respectively:

ING Series Fund, Inc.

Brokerage Cash Reserves

ING Alternative Beta Fund

ING Capital Allocation Fund

ING Core Equity Research Fund

ING Corporate Leaders 100 Fund

ING Global Target Payment Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING Money Market Fund

ING Small Company Fund

ING Tactical Asset Allocation Fund

ING Strategic Allocation Portfolios, Inc.

ING Strategic Allocation Conservative Portfolio

ING Strategic Allocation Growth Portfolio

ING Strategic Allocation Moderate Portfolio

ING Variable Funds

ING Growth and Income Portfolio

ING Variable Portfolios, Inc.

ING Australia Index Portfolio

ING BlackRock Science and Technology Opportunities Portfolio

ING Euro STOXX 50® Index Portfolio

ING FTSE 100 Index® Portfolio

ING Hang Seng Index Portfolio

ING Index Plus LargeCap Portfolio

ING Index Plus MidCap Portfolio

ING Index Plus SmallCap Portfolio

ING International Index Portfolio

ING Japan TOPIX Index® Portfolio

ING NASDAQ 100 Index® Portfolio

ING RussellTM Large Cap Growth Index Portfolio

ING Russell™ Large Cap Index Portfolio

ING RussellTM Large Cap Value Index Portfolio

ING RussellTM Mid Cap Growth Index Portfolio

ING Russell™ Mid Cap Index Portfolio

ING Russell™ Small Cap Index Portfolio

ING Small Company Portfolio

ING U.S. Bond Index Portfolio

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio

ING Balanced Portfolio, Inc.

ING Balanced Portfolio

ING Intermediate Bond Portfolio

ING Money Market Portfolio

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